UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/30/2006

Tercica, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50461

Delaware	26-0042539
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2000 Sierra Point Parkway
Suite 400
Brisbane, CA 94005
(Address of principal executive offices, including zip code)

(650) 624-4900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Please see the discussion under Item 5.02 of this Form 8-K with respect to the Bansal Agreement.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Chief Financial Officer

On March 30, 2006, Tercica, Inc. announced that it has appointed Ajay Bansal, age 44, as Tercica's Senior Vice President and Chief Financial Officer, effective March 28, 2006. Mr. Bansal will be responsible for overseeing Tercica's Finance and Administration, Corporate Development and Corporate Communications departments. Prior to joining Tercica, Mr. Bansal was employed by Nektar Therapeutics, a biopharmaceutical company, where he served as Vice President of Finance and Administration and Chief Financial Officer from February 2003 to January 2006. From July 2002 until joining Nektar Therapeutics, Mr. Bansal served as Director of Operations Analysis at Capital One Financial. From August 1998 to June 2002, Mr. Bansal was at Mehta Partners LLC, a financial advisory firm where he was named Partner in January 2000. Prior to joining Mehta Partners, Mr. Bansal spent more than ten years in management roles at Novartis, a major pharmaceutical company, and in consulting at Arthur D. Little, Inc., McKinsey & Company, Inc. and ZS Associates. Mr. Bansal holds a Bachelor of Technology degree from the Indian Institute of Technology, an M.S. in Operations Management from Northwestern University and an M.B.A. from Northwestern University.

Pursuant to the terms of an employment letter agreement (the "Bansal Agreement") between Mr. Bansal and Tercica, Mr. Bansal will receive a base salary of $300,000 and received a stock option to purchase 225,000 shares of Tercica's common stock. 25% of the shares subject to this stock option will vest upon the one-year anniversary of his employment start date, with the remaining shares vesting in equal monthly installments over the next three years. Mr. Bansal also received a sign-on bonus of $50,000, which must be repaid to Tercica, on a pro rata basis, if Mr. Bansal voluntarily resigns or is terminated for Cause (as defined in the Bansal Agreement) within 18 months of his employment start date. In the event Mr. Bansal is terminated without Cause or terminates his own employment for Good Reason (as defined in the Bansal Agreement) within 12 months following a Change of Control (as defined in the Bansal Agreement), he will be entitled to severance pay equal to one year of his base salary in effect as of such termination and the vesting of all of his stock options will be accelerated in full; provided, however, that if such termination for Good Reason occurs within six months of his employment start date, the vesting of only 50% of his unvested stock option shares will be accelerated. In the event that Mr. Bansal is terminated without Cause at any time not within 12 months of a Change of Control, he will be entitled to severance pay equal to one year of his base salary in effect as of such termination. The foregoing description of the Bansal Agreement is a summary of the material terms of the Bansal Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Bansal Agreement which will be filed as an exhibit to Tercica's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2006.

Appointment of Chief Accounting Officer

On March 30, 2006, Tercica also announced that Susan Wong, age 43, Tercica's Vice President, Finance and Controller, has been named as Tercica's Chief Accounting Officer. Ms. Wong served as Tercica's Acting Chief Financial Officer from June 2005 until Mr. Bansal's appointment as Senior Vice President and Chief Financial Officer, and has served as Vice President, Finance and Controller since January 2004. From November 2001 to December 2003, Ms. Wong was an independent financial services consultant. From August 2000 to October 2001, she served as Senior Vice President and Corporate Controller at innoVentry Corp., a privately-held provider of fee-based financial services. From September 1993 to July 2000, Ms. Wong served as Vice President and Corporate Controller at Ocular Sciences, Inc., a publicly-held manufacturer and distributor of soft contact lenses. From September 1989 to 1993, Ms. Wong served as Director of Corporate Accounting and Financial Reporting, Planning & Analysis at Vanstar, Inc., a computer reseller. Ms. Wong held various positions in the audit group at Coopers & Lybrand from August 1985 to August 1989. Ms. Wong is a Certified Public Accountant, and received her B.S. degree in finance and accounting from University of California, Berkeley.

In January 2004, Tercica entered into an employment letter agreement (the "Wong Agreement") with Ms. Wong. The Wong Agreement provides for an annual base salary of $192,500 and for the grant of a stock option to purchase 75,000 shares of Tercica's common stock. 25% of the shares subject to this stock option vested on January 29, 2005, with the remaining shares vesting in equal monthly installments over the next three years. In the event Ms. Wong is terminated without Cause (as defined in the Wong Agreement) or terminates her own employment for Good Reason (as defined in the Wong Agreement) within 12 months following a Change of Control (as defined in the Wong Agreement), she will be entitled to severance pay equal to six months of her base salary in effect as of such termination and the vesting of her stock options will be accelerated such that 50% of the unvested shares subject to her stock options will immediately vest as of the date of her termination. In the event that Ms. Wong is terminated without Cause at any time not within 12 months of a Change of Control, she will be entitled to severance pay equal to three months of her base salary in effect as of such termination. The foregoing description of the Wong Agreement is a summary of the material terms of the Wong Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Wong Agreement which was filed as Exhibit 10.9J to Tercica's Registration Statement on Form S-1 (File No. 333-108729), and amendments thereto, declared effective on March 16, 2004.

On March 17, 2005, Ms. Wong was granted a stock option to purchase 50,000 shares of Tercica's common stock at an exercise price of $8.29 per share. The option vested as to 25% of the shares subject to the option on March 17, 2006, with the remaining shares vesting in equal monthly installments over the next three years.
On June 1, 2005, Ms. Wong was granted a stock option to purchase 50,000 shares of Tercica's common stock at an exercise price of $8.25 per share. The option vests as to 25% of the shares subject to the option on June 1, 2006, with the remaining shares vesting in equal monthly installments over the next three years.

On March 10, 2006, Ms. Wong was granted a stock option to purchase 43,750 shares of Tercica's common stock at an exercise price of $7.37 per share. The option vests as to 25% of the shares subject to the option on March 10, 2007, with the remaining shares vesting in equal monthly installments over the next three years.

Item 9.01.    Financial Statements and Exhibits

Exhibit    Description
Ex-99.1    Press release entitled "Tercica Names Ajay Bansal Senior Vice President and Chief Financial Officer," dated March 30, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tercica, Inc.

Date: March 30, 2006	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President of Legal Affairs

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release entitled "Tercica Names Ajay Bansal Senior Vice President and Chief Financial Officer," dated March 30, 2006.